UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

$1,100,000,000 aggregate principal amount of 3.875% Senior Notes due 2031

On August 10, 2020, United Rentals (North America), Inc. (“URNA”) completed an offering of $1,100,000,000 aggregate principal amount of its 3.875% Senior Notes due 2031 (the “Notes”). The Notes were sold pursuant to United Rentals, Inc. (“URI”) and URNA’s shelf registration statement on Form S-3 (File No. 333-222683) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act as supplemented by the final prospectus supplement, dated as of July 31, 2020, and filed with the SEC on August 3, 2020.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of August 10, 2020, among URNA, URI, certain domestic subsidiaries of URNA (the “Subsidiary Guarantors” and, together with URI, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee.

The Notes mature on February 15, 2031 and bear interest at a rate of 3.875% per year payable semi-annually in cash in arrears on February 15 and August 15 of each year. The first such interest payment will be made on February 15, 2021.

The Notes are senior obligations of URNA and rank equally with all of its existing and future senior indebtedness, effectively junior to any of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of its existing and future subordinated indebtedness.

The Notes are guaranteed on a senior basis by the Guarantors. The guarantees are senior obligations of the Guarantors and rank equally in right of payment with all of their existing and future senior indebtedness, effectively junior to any of their existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of their existing and future subordinated indebtedness. The Notes are not guaranteed by URNA’s foreign subsidiaries or unrestricted subsidiaries.

URNA may redeem some or all of the Notes, at its option, at any time on or after August 15, 2025, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Redemption Price

2025	101.938%
2026	101.292%
2027	100.646%
2028 and thereafter	100.000%

At any time prior to August 15, 2025, URNA may, at its option, redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to August 15, 2023, URNA may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 103.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control events during a period when the change of control offer to purchase provisions under the Indenture apply, URNA must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture governing the Notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on: (1) liens and (2) mergers, consolidations and sale of assets. The Indenture governing the Notes also contains requirements relating to additional subsidiary guarantors. Each of these covenants is subject to important exceptions and qualifications. In addition, the requirements to provide subsidiary guarantees and to make an offer to repurchase the notes upon the occurrence of a change of control will not apply to URNA and its restricted subsidiaries during any period when the Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., or, in certain circumstances, another rating agency selected by URNA, provided at such time no default under the Indenture has occurred and is continuing.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

The description above is qualified in its entirety by the Indenture (including the Form of Note for the Notes), which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

Information set forth in Item 8.01 below, as to the satisfaction and discharge of the 2026 Notes Indenture governing the 2026 Notes, is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

In connection with the Notes offering, on July 31, 2020, URNA and the Guarantors entered into an underwriting agreement with BofA Securities, Inc., as representative of the several underwriters named therein, relating to the sale of the Notes (the “Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Also in connection with the Notes offering, URI and URNA are filing an opinion of their outside counsel, Sullivan & Cromwell LLP, regarding the validity of the Notes as Exhibit 5.1 to this Form 8-K, which is incorporated herein by reference.

Redemption of 6.500% Senior Notes due 2026 and Satisfaction and Discharge of the Indenture

Effective as of August 10, 2020 (the “Redemption Date”), URNA redeemed all of the outstanding $1,100,000,000 principal amount of its 6.500% Senior Notes due 2026 (the “2026 Notes”) at a redemption price equal to 111.088% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date, in accordance with the terms of the Indenture, dated as of October 30, 2018 (the “2026 Notes Indenture”), among URNA, URI and the subsidiaries named therein, as guarantors (together with URI, the “2026 Notes Guarantors”), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). URNA previously notified the holders of the 2026 Notes on July 31, 2020 that it had elected to redeem the 2026 Notes on the Redemption Date.

URNA has irrevocably deposited with the Trustee sufficient funds to fund the redemption of the 2026 Notes. As a result, URNA and the 2026 Notes Guarantors under the 2026 Notes have been released from their respective obligations under the 2026 Notes and the 2026 Notes Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of the Redemption Date.

Item 9.01	Financial Statements and Exhibits.

URI and URNA hereby incorporate Exhibits 1.1, 4.1, 5.1 and 23.1 into the Registration Statement.

Exhibits
Exhibit 1.1	Underwriting Agreement for the Notes, dated as of July 31, 2020, among URNA, URI, each of URNA’s subsidiaries named therein and BofA Securities, Inc., as representative of the several Underwriters named therein.
Exhibit 4.1	Indenture for the Notes, dated as of August 10, 2020, among URNA, URI, each of URNA’s subsidiaries named therein and Wells Fargo Bank, National Association, as Trustee (including the Form of Note for the Notes).
Exhibit 5.1	Opinion of Sullivan & Cromwell LLP relating to the Notes.
Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President - Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President - Chief Administrative and Legal Officer